Exhibit 99.1

OSS Announces At-The-Market (ATM) Equity Offering Program

ESCONDIDO, Calif, – June 26, 2019 – One Stop Systems, Inc. (Nasdaq: OSS), a leader in specialized high-performance edge computing, announced today that it has filed a prospectus supplement under which it may issue and sell, from time to time, up to an aggregate of $10 million of its common stock under an “at-the-market” equity offering program (the “ATM Program”) through Noble Capital Markets, Inc.

Sales of common stock, if any, under the ATM Program would be made by methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made through The Nasdaq Capital Market (“Nasdaq”) or any other trading market for the common stock, sales to or through a market maker, or in privately negotiated transactions.

OSS expects to use net proceeds, if any, from the ATM Program over time as a source for general corporate purposes, which may include, without limitations, repayment and refinancing of debt, funding product development, sales and marketing activities, increasing the company’s working capital and acquisitions or investments in businesses, products or technologies that are complementary to its own.

A registration statement on Form S-3 relating to shares of common stock described above was previously filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2019 and is effective. The offering is being made by means of a prospectus supplement to the prospectus contained in the registration statement. Before making an investment in these securities, potential investors should read the prospectus supplement and the accompanying prospectus for more complete information about OSS and the ATM Program. Potential investors may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, potential investors may contact Noble Capital Markets, who will arrange to send them these documents: Noble Capital Markets, Attention: Daniel Pollitt, 225 NE Mizner Boulevard, Suite 150, Boca Raton, Florida 334322, dpollitt@noblefcm.com.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About One Stop Systems

One Stop Systems, Inc. (OSS) designs and manufactures innovative specialized high-performance computing modules and systems, including customized servers, compute accelerators, expansion systems, flash storage arrays and ION Accelerator storage software. These products are used for deep learning, AI, defense, finance and entertainment applications, and empower scientists, engineers, creators and other professionals to push the boundaries of their industries.

OSS utilizes the power of PCI Express, the latest GPU accelerators and NVMe storage to build award-winning systems, including many industry firsts, for OEMs and government customers. The company enables AI on the Fly™ by bringing AI datacenter performance to ‘the edge’ and on mobile platforms, and by addressing the entire AI workflow, from high speed data acquisition to deep learning, training and inference. OSS products are available directly or through global distributors. For more information, go to www.onestopsystems.com.

Forward-Looking Statements

One Stop Systems (OSS) cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by One Stop Systems that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Media Contact:

Katie Rivera

One Stop Systems, Inc.

Tel (760) 745-9883

Email contact

Investor Relations:

Ronald Both or Grant Stude

CMA

Tel (949) 432-7557

Email contact